                                AMENDMENT NO. 1
              TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

     AMENDMENT NO. 1 to the Amended and Restated Expense Limitation Agreement, dated as of May 1, 2002, by and between Met Investors Advisory LLC (the "Manager") and Met Investors Series Trust (the "Trust"). The Manager and the Trust hereby agree to modify and amend the Amended and Restated Expense Limitation Agreement effective as of October 9, 2001 (the "Agreement") between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) and the Trust as follows:

     1. New Portfolio The Manager and the Trust have determined to add the Third
        -------------
Avenue Small Cap Value Portfolio ("New Portfolio") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolio as set forth in the attached schedule.

     2. Schedule A Schedule A to the Agreement, which sets forth the Portfolios
        ----------
of the Trust, is hereby replaced in its entirety by the Amendment No. 1 to Schedule A attached hereto.

     3. Term and Termination of Agreement The Term and Termination provisions of
        ---------------------------------
this Agreement are amended as follows:

     This Agreement shall continue in effect with respect to all of the Portfolios set forth in Amendment No. 1 to Schedule A until April 30, 2003, and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement ("Independent Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business; provided that, in case of termination by the Trust, such action shall be authorized by resolution of a majority of the Independent Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     In WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

MET INVESTORS SERIES TRUST ON BEHALF OF   MET INVESTORS ADVISORY LLC
EACH OF ITS PORTFOLIOS


By: /s/ Elizabeth M. Forget               By: /s/ Elizabeth M. Forget
    -----------------------------------       ----------------------------------
    Elizabeth M. Forget                       Elizabeth M. Forget
    President                                 President

                                 AMENDMENT NO. 1

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

                                                        Maximum Annual
Name of Portfolio                                  Operating Expense Limit
------------------------------------------------   -----------------------
J.P. Morgan Quality Bond Portfolio                          0.60%
J.P. Morgan Enhanced Index Portfolio                        0.65%
J.P. Morgan International Equity Portfolio                  1.05%
Lord Abbett Bond Debenture Portfolio                        0.70%
Lord Abbett Mid-Cap Value Portfolio                         0.90%
Lord Abbett Developing Growth Portfolio                     0.95%
Lord Abbett Growth and Income Portfolio                     0.65%
Lord Abbett Growth Opportunities                            0.85%
PIMCO Money Market                                          0.50%
PIMCO Total Return                                          0.65%
PIMCO Innovation                                            1.10%
Oppenheimer Capital Appreciation                            0.75%
MFS Mid Cap Growth                                          0.80%
MFS Research International                                  1.00%
Janus Aggressive Growth                                     0.85%
Met/Putnam Research                                         0.85%
Met/AIM Small Cap Growth                                    1.05%
Met/AIM Mid Cap Equity                                      0.90%
State Street Research Concentrated International            1.10%
Third Avenue Small Cap Value                                0.95%

                                 AMENDMENT NO. 2
              TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

     AMENDMENT NO. 2 to the Amended and Restated Expense Limitation Agreement, dated as of May 1, 2003, by and between Met Investors Advisory LLC (the "Manager") and Met Investors Series Trust (the "Trust").

     The Manager and the Trust hereby agree to modify and amend (1) the Amended and Restated Expense Limitation Agreement effective as of October 9, 2001 (the "Agreement") between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) and the Trust and (2) Amendment No. 1 to Amended and Restated Expense Limitation Agreement dated May 1, 2002, between the Manager and the Trust ("Amendment No. 1"). The amendments are as follows:

     1. New Portfolios The Manager and the Trust have determined to add the (1)
        --------------
Lord Abbett America's Value Portfolio and (2) PIMCO Inflation Protected Bond Portfolio ("New Portfolios") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolios as set forth in the attached schedule.

     2. Schedule A Schedule A to Amendment No. 1, which sets forth the
        ----------
Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 2 to Schedule A attached hereto.

     3. Applicable Expense Limit Section 1.1 of the Agreement is amended as
        ------------------------
follows:

     To the extent that the aggregate expenses of every character incurred by a Portfolio in any fiscal year, including but not limited to investment management fees of the Manager and expenses for which payment has not been made (but excluding interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of such Portfolio's business, amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act, and expenses for which payment has been made through the use of all or a portion of brokerage commissions [or markups or markdowns] generated by that Portfolio) ("Portfolio Operating Expenses"), exceed the Maximum Annual Operating Expense Limit, such excess amount (the "Excess Amount") shall be the liability of the Manager.

     4. Reimbursement Section 2.1 of the Agreement is amended as follows:
        -------------

     If in any year in which the Management Agreement is still in effect, the estimated aggregate Portfolio Operating Expenses of a Portfolio for the fiscal year are less than the Maximum Annual Operating Expense Limit for that year, subject to approval by the Trust's Board of Trustees as provided in Section 2.2 below, the Manager shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the investment management fees waived or reduced and other payment remitted by the Manager to such Portfolio pursuant to
Section 1 hereof. The total amount of reimbursement to which the Manager may be entitled ("Reimbursement Amount") shall equal, at any time, the sum of all investment management fees previously waived or reduced by the Manager and all other payments remitted by the Manager to the Portfolio, pursuant to Section 1 hereof, during any of the previous five (5) fiscal years, less any reimbursement previously paid by such Portfolio to the Manager, pursuant to Sections 2.2. or 2.3 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, E.G., interest accruable on the Reimbursement Amount.

     5. Board Approval Section 2.2 of the Agreement is amended as follows:
        --------------

     No reimbursement shall be paid to the Manager with respect to any Portfolio pursuant to this provision, unless the Trust's Board of Trustees has determined that the payment of such reimbursement is in the best interests of such Portfolio and its shareholders. The Trust's Board of Trustees shall determine in advance whether any reimbursement may be paid to the Manager with respect to any Portfolio, which determination shall be made at least annually or more often, if needed. Upon receipt of such approval, the Manager shall provide to the Board of Trustees on a quarterly basis the reimbursed amounts paid to the Manager for the prior quarter.

     6. Method of Computation Section 2.3 of the Agreement is amended as
        ---------------------
follows:

     To determine each Portfolio's payments, if any, to reimburse the Manager for the Reimbursement Amount, each month the Portfolio Operating Expenses of each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses of a Portfolio for any month are less than the Maximum Annual Operating Expense Limit of such Portfolio, such Portfolio shall pay to the Manager an amount sufficient to increase the annualized Portfolio Operating Expenses of that Portfolio to an amount no greater than the Maximum Annual Operating Expense Limit of that Portfolio, provided that such amount paid to the Manager will in no event exceed the total Reimbursement Amount.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     In WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

MET INVESTORS SERIES TRUST ON BEHALF    MET INVESTORS ADVISORY LLC
OF EACH OF ITS PORTFOLIOS


By: /s/ Elizabeth M. Forget             By: /s/ Elizabeth M. Forget
    ---------------------------------       ------------------------------------
    Elizabeth M. Forget                     Elizabeth M. Forget
    President                               President

                                 AMENDMENT NO. 2

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

                                                 Maximum Annual
Name of Portfolio                            Operating Expense Limit
-----------------                            -----------------------
J.P. Morgan Quality Bond Portfolio                    0.70%
Lord Abbett Bond Debenture Portfolio                  0.75%
Lord Abbett Mid-Cap Value Portfolio                   None
Lord Abbett Growth and Income Portfolio               None
Lord Abbett Growth Opportunities Portfolio            0.90%
Lord Abbett America's Value Portfolio                 0.80%
PIMCO Money Market Portfolio                          None
PIMCO Total Return Portfolio                          None
PIMCO Innovation Portfolio                            1.10%
PIMCO Inflation Protected Bond Portfolio              0.70%
Oppenheimer Capital Appreciation Portfolio            0.75%
T. Rowe Price Mid-Cap Growth Portfolio                0.95%
MFS Research International Portfolio                  1.10%
Janus Aggressive Growth Portfolio                     0.90%
Met/Putnam Research Portfolio                         0.90%
Met/AIM Small Cap Growth Portfolio                    1.05%
Met/AIM Mid Cap Equity Portfolio                      0.95%
Harris Oakmark International Portfolio                1.20%
Third Avenue Small Cap Value Portfolio                1.00%

                                        3